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Exhibit 99.2(d)

Number	COMMON SHARES OF BENEFICIAL INTEREST PAR VALUE $.001 ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE	Shares
The Shares represented by this certificate may not be owned or transferred, directly or indirectly, by or to (i) the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing; (ii) any organization (other than a farmer's cooperative described in § 521 of the Internal Revenue Code of 1986 as amended (the "Code")) that is exempt from the tax imposed by 26 U.S.C. §§ 1-1399 and not subject to the tax imposed by 26 U.S.C. § 511; or (iii) any rural electric or telephone cooperative described in § 1381(A)(2)(C) of the Code.	LOGO	CUSIP 09254B 10 9 SEE REVERSE FOR CERTAIN DEFINITIONS

BlackRock Real Asset Equity Trust

THIS CERTIFIES THAT

         IS THE OWNER OF

        Fully Paid and Nonassessable Common Shares of Beneficial Interest of BlackRock Real Asset Equity Trust,

transferable on the books of the Trust by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be subject to all of the provisions of the Trust, as amended from time to time, to all of which the holder by acceptance hereof assents. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

COMMON SHARES [IMPRINTED ON TEXT ABOVE]

        Witness the facsimile signatures of the duly authorized officers of the Trust.

DATED:

COUNTERSIGNED AND REGISTERED:

                THE BANK OF NEW YORK

                                TRANSFER AGENT AND REGISTRAR

         BY

                                                                                     (illegible)                                     (illegible)

AUTHORIZED SIGNATURE                                SECRETARY                                 PRESIDENT

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BlackRock Real Asset Equity Trust